EXHIBIT 99.1


                            GREATER COMMUNITY BANCORP
             55 Union Boulevard, P.O. Box 269, Totowa, NJ 07511-0269
                        (973) 942-1111 Fax (973) 942-9816
                            www.greatercommunity.com

FOR FURTHER INFORMATION:

AT GREATER COMMUNITY BANCORP                              FOR MEDIA:
----------------------------                              ----------
George E. Irwin                                           Linda Margolin
President & CEO                                           Margolin & Associates,
Inc.
973-942-1111      x 1018                                  216-765-0953
geirwin@greatercommunity.com                              lmm@margolinIR.com
----------------------------                              ------------------



            Greater Community Bancorp Reports Second Quarter Results

TOTOWA, N.J. - July 16, 2003 - Greater Community Bancorp (Nasdaq: GFLS) today reported net income for the quarter ended June 30, 2003 of $1.5 million, compared to $2.0 million reported for the prior-year second quarter. Diluted per share earnings were $0.20 for the current 2003 quarter, compared to $0.27 reported in the year-ago quarter. For the first six months of 2003, net income was $3.2 million compared to $4.1 million for the prior year first half. Diluted earnings per share were $0.41 for the first six months of 2003, compared to $0.54 for the comparable 2002 period.

George E. Irwin, President and CEO of Greater Community Bancorp, commented, "Although this has been a challenging quarter, we have several positives to report. Greater Community Bancorp has been named to the Russell 3000(R) Index, a benchmark list of the 3,000 largest public companies in the United States based on market capitalization. Our increased market value reflects our ongoing efforts to meet shareholder needs; this past quarter we increased our cash dividend and declared a 2.5% stock dividend. The combined stock and cash dividends represent a 12.5% increase over the cash dividend we paid in the first quarter.

"The impact of low interest rates has increasingly compressed margins. We have been successful in replacing loan runoff due to the high level of refinancing activity, but at lower interest rates. Our strategies that combine lending with a deposit account requirement have resulted in exceptional growth in core deposits. This will position us well as the economy improves.

"The strategic shift we recently made in our leasing business is progressing well. Our new programs are strictly vendor-related, more granular and with a better spread of risk. Although current earnings reduced gains on sale of leases, longer-term revenue prospects are positive. These leases are being recorded at good margins, and their credit quality is high."

Total revenue, consisting of net interest income and non-interest income, totaled $8.0 million for the second quarter of 2003, a decrease of 5.8% over the prior year's second quarter. Net interest income declined 5.6% to $6.3 million, reflecting growth in average earnings assets of 9.3%, offset by a decline in the net interest margin by 54 basis points to 3.70%.

Non-interest income was $1.6 million, a 6.2% decline from the second quarter of 2002. Mr. Irwin noted, "We are working diligently to build fee income, and have largely succeeded in replacing the reduced gains on the sale of leases from our leasing business." The Company experienced strong growth in service charges on deposit accounts, up 21.7%, reflecting improved collection efforts, as well as from mortgage banking activities that commenced this year.

Non-interest expense totaled $5.7 million for the current quarter, an increase of 7.0% over the $5.3 million reported in the prior-year period. Salaries and benefits rose 9.3% to support commissions paid, the opportunistic acquisition of an experienced lending team, as well as annual salary increases and a 25% increase in benefit costs. Apart from compensation expense, expenses were reasonably well-controlled.

At June 30, 2003, assets were $753.9 million, an increase of $32.8 million, or 4.6%, over the prior-year second quarter. Loan growth over the same period was $36.5 million, or 8.6%. Compared to last year's second quarter, commercial real estate, construction loans and lease financing receivables all demonstrated strong growth, with increases of 8.2%, 81.2% and 40.8%, respectively. Mr. Irwin added that this quarter benefited from a successful ten-year fixed-rate mortgage loan promotion, which added a net $12.8 million to the residential mortgage portfolio. Deposits were $571.4 million at June 30, 2003, up $43.3 million, or 8.2% from the prior year second quarter; growth was derived predominantly from core deposits, which now constitute 72.7% of total deposits.

Mr. Irwin noted, "Despite the sluggish economy, our level of non-performing assets has been fairly stable over the past four quarters. We are maintaining a strong level of reserves, currently at 221% of non-performing assets and 90-day delinquencies, as we continue to closely monitor the condition of our portfolio; charge-offs this quarter reflected non-performing lease receivables recorded prior to the new management team at Highland Capital." Net charge-offs for the June 30, 2003 quarter were 0.33% of average loans compared to 0.19% for the prior year quarter. Non-performing assets were 0.45% of total assets at June 30, 2003, compared to 0.24% for the prior year second quarter, and 0.45% for the first quarter of 2003.

Shareholders' equity totaled $53.1 million at June 30, 2003, up 7.6% from the 2002 second quarter. The Company declared a $0.11 per share quarterly cash dividend during the second quarter, up 22.2% from the second quarter of 2002, as well as a 2.5% stock dividend both payable on July 31, 2003. Common shares outstanding at period-end were 7,206,000. All per share and share data has been restated for the 2003 stock dividend.

About the Company

Greater Community Bancorp is a $754 million financial holding company headquartered in Totowa, New Jersey. The Company operates fifteen branches in the northern New Jersey counties of Bergen, Passaic and Morris through its three state-chartered commercial bank subsidiaries: Greater Community Bank, Bergen Commercial Bank and Rock Community Bank. They provide traditional commercial and retail banking services to small businesses and consumers in New Jersey. The Company also owns two subsidiaries: Greater Community Financial and Highland Capital Corp, an equipment leasing and financing subsidiary.

Forward-Looking Statements

This release contains forward-looking statements relating to present or future trends or factors affecting the banking industry, and specifically the financial condition and results of operations, including without limitation, statements relating to the earnings outlook of the Company, as well as its operations, markets and products. Actual results could differ materially from those indicated. Among the important factors that could cause results to differ materially are interest rate changes, continued softening in the economy, which could materially impact credit quality trends and the ability to generate loans, changes in the mix of the Company's business, competitive pressures, changes in accounting, tax or regulatory practices or requirements and those risk factors detailed in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission. The Company undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.

                            Greater Community Bancorp
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                                   (Unaudited)

                                                              2nd Qtr        2nd Qtr         2nd Qtr       2nd Qtr       2nd Qtr
 (dollars in thousands except per share data)                   2003           2003           2002          2002          2002
--------------------------------------------------------------------------------------------------------------------------------

EARNINGS
   Net interest income                                       $   6,335      $   6,549       $  6,552      $  6,819      $  6,714
   Provision for loan and lease losses                             138            316            335           223           217
   Non-interest income                                           1,639          1,600          2,015         1,466         1,746
   Non-interest expense                                          5,658          5,490          5,010         6,415         5,286
   Net income                                                    1,537          1,639          2,203         1,177         2,039

PER SHARE DATA(1)
   Basic earnings per share                                  $    0.21      $    0.22       $   0.30      $   0.17      $   0.28
   Diluted earnings per share                                     0.20           0.21           0.29          0.16          0.27

   Book value per share                                           7.37           7.14           7.13          6.94          6.85

   Cash dividend per share                                       0.110          0.100          0.100         0.100         0.090

PERFORMANCE RATIOS
   Return on average assets                                      0.84%           0.91%          1.22%         0.67%         1.20%
   Return on average equity                                      11.8%           12.6%          17.5%          9.5%         16.8%
   Net interest margin(2)                                        3.70%           3.91%          3.90%         4.11%         4.24%
   Efficiency Ratio                                              72.9%           69.8%          63.1%         66.1%         63.4%

MARKET DATA
   Market value per  share -- Period end                        $15.31         $17.28         $15.92        $14.68      $  16.09
   Cash dividend yield(1)                                        2.87%           2.32%          2.51%         2.72%         2.49%
   Common stock dividend payout ratio                            55.0%           45.5%          33.3%         62.5%         33.0%
   Period-end common shares outstanding (000)(1)                 7,206          7,205          7,196         7,195         7,210
   Common stock market capitalization ($Millions)                110.3          121.4          111.8         103.1         113.2

CAPITAL & LIQUIDITY
   Equity to assets                                              7.05%           6.99%          7.14%         6.94%         6.85%
   Average loans to deposits                                     81.9%           83.3%          79.8%         81.2%         81.2%

ASSET QUALITY
   Net charge-offs (recoveries)                              $     378      $      15       $     16      $    175      $    201
   Net loan charge-offs (recoveries) to average loans(2)          0.33%          0.01%          0.01%         0.17%         0.19%
   Non-performing assets + 90 days past due                  $   3,375      $   3,296       $  3,649      $  3,633      $  1,734
   NPAs + 90 day past due/ Total assets                           0.45%          0.45%          0.51%         0.51%         0.24%
   Allowance for loan and lease losses/ Total loans               1.62%          1.73%          1.65%         1.59%         1.55%
   Allowance for loan and lease losses/NPA's + 90 days
past due                                                           221%           175%           200%          187%          378%

END OF PERIOD BALANCES
   Total loans, net of unearned fees                           459,476      $ 438,846       $443,342      $428,754      $422,947
   Total assets                                                753,891        736,173        719,207       718,957       721,059
   Deposits                                                    571,418        559,935        544,059       531,945       528,097
   Shareholders' equity                                         53,125         51,476         51,350        49,883        49,380
   Full-time equivalent employees                                  203            203            199           203           196

AVERAGE BALANCES
   Loans                                                     $ 455,832      $ 439,441       $433,311      $422,958      $412,766

   Total earning assets                                        683,969        670,297        672,462       641,586       625,964

   Total assets                                                732,573        723,492        723,773       697,879       680,920

   Deposits                                                    556,453        527,626        543,049       520,980       508,442

   Shareholders' equity                                         52,163         51,853         50,274        49,601        48,457

(1)Restated for the 5% stock dividends in 2002 and 2.5% stock dividend in 2003

(2)Annualized for comparative purposes

                                   GREATER COMMUNITY BANCORP
                                  CONSOLIDATED BALANCE SHEETS

                                                                    June              December 31,
                                                            2003     30      2002          2002
                                                            -----            -----         ----
                                                         (Unaudited)      (Unaudited)

ASSETS
   Cash and due from banks                                 $  29,921      $  24,590    $  19,433
   Federal funds sold                                         16,225         41,900       17,700
                                                           ---------      ---------    ---------
      Total cash and cash equivalents                         46,146         66,490       37,133
  Interest bearing due from banks                             12,520         13,722        9,439
   Investment securities available for sale                  192,931        173,088      186,875
   Investment securities held to maturity                      5,208          3,404        5,320
   Loans, net of unearned fees                               459,476        422,947      443,342

   Allowance for loan losses                                  (7,456)        (6,558)      (7,298)
                                                           ---------      ---------    ---------
      Total loans, net                                       452,020        416,389      436,044

   Premises and equipment, net                                 7,793          7,317        7,850
   Accrued interest receivable                                 2,991          3,374        3,131
   Bank-owned life insurance                                  12,752         12,146       12,448
   Goodwill                                                   11,574         11,574       11,574
   Other assets                                                9,956         13,555       10,053
                                                           ---------      ---------    ---------

      Total assets                                         $ 753,891      $ 721,059    $ 719,867
                                                           ---------      ---------    ---------


LIABILITIES AND STOCKHOLDERS' EQUITY
   Deposits:
      Non interest bearing                                 $ 152,308      $ 142,846    $ 138,679
      Interest bearing                                       419,110        385,251      405,364
                                                           ---------      ---------    ---------
         Total deposits                                      571,418        528,097      544,043


   FHLB advances                                              85,000         70,000       80,000
   Securities sold under agreement to repurchase              13,647         17,123       11,728
   Accrued interest payable and other liabilities              6,701         10,462       8,598
   Guaranteed preferred beneficial interests in
     the Corporation's subordinated debentures                24,000         46,000       24,000
                                                           ---------      ---------    ---------
         Total liabilities                                   700,766        671,682      668,369

STOCKHOLDERS' EQUITY

   Common stock                                                3,516          3,517        3,511
   Additional paid-in-capital                                 42,607         43,175       42,856

   Retained earnings (accumulated deficit)                     3,399           (256)       1,721
   Accumulated other comprehensive income                      3,603          2,941        3,410
                                                           ---------      ---------    ---------
      Total shareholders' equity                              53,125         49,377       51,498

      Total liabilities and shareholders' equity           $ 753,891      $ 721,059    $ 719,867
                                                           ---------      ---------    ---------

                            GREATER COMMUNITY BANCORP
                        CONSOLIDATED STATEMENT OF INCOME

                                                         THREE MONTHS ENDED     THREE MONTHS ENDED
                                                            June 30, 2003          June 30, 2002
                                                            -------------          -------------
                                                             (Unaudited)            (Unaudited)
INTEREST INCOME
   Loans, including fees                                       $ 7,715               $ 8,002
   Investment securities                                         1,611                 2,123
   Federal funds sold and deposits with other banks                114                   257
      Total interest income                                      9,440                10,382

INTEREST EXPENSE
   Deposits                                                      1,476                 2,028
   Short term borrowings                                         1,122                 1,065
   Long term borrowings                                            507                   575
                                                               -------               -------
      Total interest expense                                     3,105                 3,668
                                                               -------               -------

      Net interest income                                        6,335                 6,714

   Provision for loan losses                                       138                   217
                                                               -------               -------

      Net interest income after provision for loan losses        6,197                 6,497

NON INTEREST INCOME
  Service charges on accounts                                      702                   577
  Other commissions and fees                                       147                   253
  Fee income on mortgage loans sold                                131                    --
  Gain on sale of investment securities                            212                   126
  Gain on sale of leases                                            75                   421
  Bank owned life insurance                                        151                   152
  Other income                                                     221                   217
                                                               -------               -------
      Total non interest income                                  1,639                 1,746

NON INTEREST EXPENSE
  Salaries and benefits                                          3,044                 2,784
  Occupancy & equipment                                            810                   797
  Regulatory and professional Fees                                 615                   507
  Computer services                                                129                   105
  Office expenses                                                  326                   315
  Other expense                                                    734                   778
                                                               -------               -------
      Total non interest expense                                 5,658                 5,286
                                                               -------               -------

      Income before federal income tax                           2,178                 2,957
   Provision for income tax                                        641                   918
                                                               -------               -------

      Net income                                               $ 1,537               $ 2,039
                                                               -------               -------

   Basic income per share                                      $  0.21               $  0.28
   Diluted income per share                                    $  0.20               $  0.27
   Average shares outstanding *                                  7,207                 7,215
   Average diluted shares outstanding *                          7,669                 7,664
* - Adjusted for 5% stock dividend paid on July 31, 2002 and
    2.5% stock dividend to be paid on July 31, 2003